Exhibit 2.3

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:
"ORGANOVO HOLDINGS, INC.", A NEVADA CORPORATION, WITH AND INTO "ORGANOVO HOLDINGS, INC." UNDER THE NAME OF "ORGANOVO HOLDINGS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF JANUARY, A.D. 2012, AT 5:31 O'CLOCK P.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5101595 8100M 120102073
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:31 PM 01/30/2012 FILED 05:31 PM 01/30/2012 SRV 120102073 - 5101595 FILE

CERTIFICATE OF MERGER

OF

ORGANOVO HOLDINGS, INC.

a Nevada corporation

INTO

ORGANOVO HOLDINGS, INC.

a Delaware corporation

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Organovo Holdings, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Organovo Holdings, Inc., a Nevada corporation.

SECOND: The agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Organovo Holdings, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par value of the non-Delaware corporation is 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 blank check shares of preferred stock, par value $0.0001 per share.

SIXTH: The merger is to become effective on January 30, 2012.

SEVENTH: The agreement of merger is on file at the principal office of the survivor: c/o Organovo Holdings, Inc. at 710 Wellingham Drive, Durham, NC 27713.

EIGHTH: A copy of the agreement of merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 30 day of January, 2012.

ORGANOVO HOLDINGS, INC.

By:
Name:	Deborah Lovig
Title :	President